UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA 95052-8039
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on August 23, 2022, Ali Salehpour, then Senior Vice President, Services, Display and Flexible Technology of Applied Materials, Inc. (“Applied” or the “Company”), notified Applied of his intent to retire from the Company in January 2023. On September 23, 2022, the Company and Mr. Salehpour entered into a separation agreement and release (the “Agreement”) in connection with his retirement from the Company.

Pursuant to the terms and conditions of the Agreement and until his separation, Mr. Salehpour will serve as an Advisor to the Company’s Chief Executive Officer. In this role, Mr. Salehpour will continue to receive the compensation and benefits in effect prior to his announced retirement, including salary, continued eligibility for fiscal year 2022 bonus, and continued vesting in his outstanding equity awards on the same terms, schedule and conditions as set forth in the grant agreements governing such awards.

Subject to certain conditions set forth in the Agreement, including the execution of a supplemental release of claims, Mr. Salehpour will be entitled to receive a lump-sum cash payment of $655,000, less applicable payroll tax and other required withholdings, on the one-year anniversary of his separation. Mr. Salehpour’s right to receive the cash payment will end if he engages in a disqualifying activity (as defined in the Agreement) on or prior to the one-year anniversary of his separation, or otherwise breaches certain confidentiality, non-disparagement or other obligations under the Agreement. The Agreement also provides for payment of an additional amount equal to approximately 18 months of the monthly premium cost under COBRA for Mr. Salehpour and his dependents.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of September 23, 2022, by and between Ali Salehpour and Applied Materials, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: September 29, 2022

	By:	/s/ Teri A. Little
Teri A. Little Senior Vice President, Chief Legal Officer and Corporate Secretary